Exhibit 5.1

1221 Avenue of the Americas
35th Floor
New York, NY 10020
tel 212 584 5100
fax 212 584 5200
www.siriusxm.com

September 16, 2024

Sirius XM Holdings Inc.

1221 Avenue of the Americas

35th Floor

New York, New York 10020

Ladies and Gentlemen:

I am the Executive Vice President, General Counsel and Secretary of Sirius XM Holdings Inc., formerly known as Liberty Sirius XM Holdings Inc., a Delaware corporation (the “Company”). This letter is being delivered in connection with the Registration Statement on Form S-8 (the “Registration Statement”) filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended, relating to the registration by the Company of an aggregate of up to 3,420,513 shares (the “Shares”) of common stock, par value $0.001 per share, of the Company that may be issued by the Company pursuant to the Liberty Sirius XM Holdings Inc. Transitional Stock Adjustment Plan (the “Plan”).

I have examined the Registration Statement and the Plan. I also have examined the originals, duplicates or certified or conformed copies of such records, agreements, documents and other instruments and have made such other investigations as I have deemed relevant and necessary in connection with the opinion hereinafter set forth.

In rendering the opinion set forth below, I have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to me as originals, the conformity to original documents of all documents submitted to me as duplicates or certified or conformed copies and the authenticity of the originals of such latter documents.

Based upon the foregoing, and subject to the qualifications, assumptions and limitations stated herein, I am of the opinion that the Shares have been duly authorized for issuance pursuant to the Plan and, upon their issuance and delivery in accordance with the provisions of the Plan, will be validly issued, fully paid and nonassessable.

I do not express any opinion herein concerning any law other than the Delaware General Corporation Law.

I hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement.

Very truly yours,

/s/ Patrick L. Donnelly

Patrick L. Donnelly, Esq.
Executive Vice President,
General Counsel and Secretary